            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 39 to Registration
Statement No. 33-02769 on Form N-1A of our report dated November 14, 2007, relating to the financial statements and financial highlights of Oppenheimer
Limited-Term Government Fund appearing in the Statement of Additional
Information, which is part of such Registration Statement, and to the references to us under the headings "Independent Registered Public Accounting
Firm" in the Statement of Additional Information and "Financial Highlights" in
the Prospectus, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
December 26, 2007